UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, on March 10, 2024, EQT Corporation (“EQT”), Humpty Merger Sub Inc., an indirect wholly owned subsidiary of EQT (“Merger Sub”), and Humpty Merger Sub LLC, an indirect wholly owned subsidiary of EQT (“LLC Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Equitrans Midstream Corporation (“Equitrans”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Equitrans (the “First Merger”), with Equitrans surviving as an indirect wholly owned subsidiary of EQT (the “First Step Surviving Corporation”), and as the second step in a single integrated transaction with the First Merger, the First Step Surviving Corporation will be merged with and into LLC Sub (the “Second Merger” and, together with the First Merger, the “Merger”), with LLC Sub surviving the Second Merger as an indirect wholly owned subsidiary of EQT.

In connection with the Merger, EQT filed a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) that also includes a prospectus of EQT and a joint proxy statement of EQT and Equitrans for the solicitation of proxies in connection with the special meetings of EQT’s shareholders (the “EQT Special Meeting”) and Equitrans’ shareholders to vote upon, among other things, matters necessary to complete the Merger. The Registration Statement was declared effective on June 4, 2024, after which EQT filed a definitive proxy statement/prospectus and Equitrans filed a definitive proxy statement. EQT and Equitrans commenced mailing of the definitive joint proxy statement/prospectus (the “Proxy Statement/Prospectus”) to their respective shareholders on or about June 5, 2024.

In connection with the Merger Agreement and the transactions contemplated thereby, three complaints have been filed by purported Equitrans shareholders against Equitrans, EQT and/or members of Equitrans’ board of directors in New York and Pennsylvania state courts. The three complaints (collectively, the “Shareholder Actions”) are captioned as follows: Zalvin v. Equitrans Midstream Corporation, et al., No. 2024-3837 (Pa. C.P. June 20, 2024), Fleming v. Equitrans Midstream Corporation, et al., No. 653358/2024 (N.Y. Sup. Ct. July 2, 2024) and Morgan v. Equitrans Midstream Corporation, et al., No. 653362/2024 (N.Y. Sup. Ct. July 2, 2024). In general, the Shareholder Actions allege that the defendants violated state securities laws, or were negligent in mispresenting or omitting material facts under New York common law or Pennsylvania common law, as applicable, because the Proxy Statement/Prospectus allegedly omits or misstates material information. The Shareholder Actions seek, among other things, injunctive relief preventing the consummation of the Merger, unspecified damages and attorneys’ fees.

In addition to these lawsuits, a number of purported shareholders of Equitrans and EQT have sent demand letters alleging similar deficiencies regarding the disclosures made in the Proxy Statement/Prospectus.

EQT believes that the disclosures set forth in the Proxy Statement/Prospectus comply fully with applicable law and exchange rules, that no further disclosure beyond that already contained in the Proxy Statement/Prospectus is required under applicable law or exchange rules, and that the allegations asserted in the complaints and demand letters are entirely without merit. However, in order to moot these disclosure claims, to avoid nuisance, cost and distraction, and to preclude any efforts to delay the closing of the Merger, and without admitting any culpability, liability or wrongdoing and without admitting the relevance or materiality of such disclosures, EQT is voluntarily supplementing the Proxy Statement/Prospectus with the supplemental disclosures set forth below under “Supplemental Disclosures to the Proxy Statement/Prospectus Related to Shareholder Actions” (the “Shareholder Actions Supplemental Disclosures”). Nothing in the Shareholder Actions Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth therein. To the contrary, EQT specifically denies all allegations in the demand letters and the complaints that any additional disclosure was or is required.

The board of directors of EQT unanimously recommends that EQT shareholders vote “FOR” all three of the EQT proposals set forth in the Proxy Statement/Prospectus, which are: (i) a proposal to approve the issuance of shares of common stock, no par value, of EQT (“EQT common stock”) to the holders of common stock, no par value, of Equitrans pursuant to the Merger Agreement (the “Share Issuance Proposal”); (ii) a proposal to approve an amendment to the Restated Articles of Incorporation of EQT to increase the authorized number of shares of EQT common stock from 640,000,000 shares to 1,280,000,000 shares (the “Articles Amendment Proposal”); and (iii) a proposal to approve one or more adjournments of the EQT Special Meeting, if necessary or appropriate, to permit solicitation of additional votes or proxies if there are not sufficient votes to approve the Share Issuance Proposal and the Articles Amendment Proposal (the “EQT Adjournment Proposal”).

SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT/PROSPECTUS RELATED TO SHAREHOLDER ACTIONS

The additional disclosures set forth below supplement and modify the disclosures contained in the Proxy Statement/Prospectus and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus, which should be read in its entirety. To the extent that information set forth in the supplemental disclosures below differs from or updates information contained in the Proxy Statement/Prospectus, the information set forth in the supplemental disclosures below shall supersede or supplement the information contained in the Proxy Statement/Prospectus. Page references in the below disclosures are to the Proxy Statement/Prospectus, and defined terms used but not defined herein shall have the meanings set forth in the Proxy Statement/Prospectus. For clarity, new text within restated disclosures from the Proxy Statement/Prospectus is highlighted with bold, underlined text, while deleted text is bold and stricken-through.

The second sentence of the first full paragraph on Page 51 is hereby supplemented by amending and restating such sentence as follows:

On September 15, 2022, Equitrans and Party A executed a mutual nondisclosure agreement that included, among other provisions, a standstill provision that terminated upon execution of the Merger Agreement and did not prohibit the parties from making any request to amend, waive or terminate the standstill provision without the prior consent of the other party.

The first sentence of the fourth full paragraph on Page 58 is hereby supplemented by amending and restating such sentence as follows:

Also on September 26, 2023, Equitrans and Party G executed a mutual nondisclosure agreement that included, among other provisions, a standstill provision that terminated upon execution of the Merger Agreement and did not prohibit the parties from making any request to amend, waive or terminate the standstill provision without the prior consent of the other party.

The first sentence of the sixth full paragraph on Page 58 is hereby supplemented by amending and restating such sentence as follows:

On October 3, 2023, Equitrans and Party F executed a mutual nondisclosure agreement that included, among other provisions, a standstill provision that terminated upon execution of the Merger Agreement and did not prohibit the parties from making any request to amend, waive or terminate the standstill provision without the prior consent of the other party.

The first sentence of the eighth full paragraph on Page 59 is hereby supplemented by amending and restating such sentence as follows:

On November 6, 2023, Equitrans and Party J executed a mutual nondisclosure agreement that included, among other provisions, a standstill provision that terminated upon execution of the Merger Agreement and did not prohibit the parties from making any request to amend, waive or terminate the standstill provision without the prior consent of the other party.

The following paragraph and table are hereby added following the seventh paragraph after the sub-heading “Opinion of Barclays Capital Inc., Financial Advisor to Equitrans—Selected Comparable Company Analysis” on page 106:

The following table sets forth the multiples analyzed by Barclays for each of the selected comparable companies with respect to Equitrans:

Company	Enterprise Value to 2024 Economic Adjusted EBITDA	Enterprise Value to 2025 Economic Adjusted EBITDA
Antero Midstream Corporation	9.2x	9.1x
DT Midstream, Inc.	9.4x	8.9x
EnLink Midstream, LLC	8.6x	8.3x
Energy Transfer LP	7.9x	7.6x
Kinder Morgan, Inc.	8.8x	8.7x
Kinetik Holdings Inc.	9.6x	8.9x
Targa Resources Corp.	9.6x	8.6x
Western Midstream Partners, LP	8.7x	8.4x
Williams Companies, Inc.	10.5x	9.8x

The following paragraph and table are hereby added following the eighth paragraph after the sub-heading “Selected Comparable Company Analysis” on Page 106:

The following table sets forth the multiples analyzed by Barclays for each of the selected comparable companies with respect to EQT:

	Enterprise Value to EBITDA		Enterprise Value to Proved Reserves ($/Bcfe)	Enterprise Value to Latest Daily Production ($/MMcfe/d)	Equity Value to CFFO		Equity Value to FCF
Company	2024	2025			2024	2025	2024	2025
Antero Resources Corporation	8.1x	5.2x	$0.56	$2,979	8.2x	4.6x	2.8%	11.6%
Chesapeake Energy Corporation	4.5x	3.9x	$0.83	$3,129	4.1x	3.7x	4.9%	8.1%
CNX Resources Corporation	5.4x	5.2x	$0.66	$3,776	3.9x	3.8x	8.2%	11.3%
Comstock Resources, Inc.	4.7x	3.8x	$1.02	$3,310	2.7x	2.2x	1.3%	2.1%
Range Resources Corporation	7.8x	6.1x	$0.53	$4,496	7.3x	5.8x	5.6%	9.3%

The first paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 107 is hereby supplemented by adding the following as a new penultimate sentence:

As part of its selected precedent transaction analysis, Barclays calculated and analyzed the ratio of enterprise value to EBITDA for a selected twelve-month period following announcement of the transaction (“EV/EBITDA FY+1”).

The first table following the first paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 108 is hereby supplemented by amending and restating such table as follows:

Gas Transmission Precedent Transactions

Date Announced	Buyer	Seller	EV/EBITDA FY+1
11/6/2023	Kinder Morgan, Inc.	NextEra Energy Partners, LP (STX Midstream)	8.6x
7/24/2023	Global Infrastructure Partners	TC Energy Corporation (40% interest in Columbia Gas and Columbia Gulf pipelines)	10.5x
12/15/2022	The Williams Companies, Inc.	Southwest Gas Holdings, Inc. (MountainWest Natural Gas Transmission and Storage Business)	8.0x
12/11/2022	I Squared Capital	WhiteWater Whistler (62.5% interest in pipeline)	12.0x
9/29/2022	DT Midstream, Inc.	National Grid plc (26.25% interest in Millenium pipeline)	10.0x
1/3/2022	ArcLight Capital Partners, LLC	Targa Resources Corp. (Gulf Coast Express pipeline)	11.0x
10/5/2021	Southwest Gas Holdings, Inc.	Dominion Energy, Inc. (Questar Pipelines and affiliates)	10.9x
7/5/2020	Berkshire Hathaway Energy	Dominion Energy, Inc. (substantially all of Dominion Energy, Inc.’s Gas Transmission & Storage segment assets)	9.6x
1/31/2019	Blackstone Infrastructure Partners / GIC Private Limited	Tallgrass Energy	11.8x
7/31/2017	Blackstone Energy Partners	Energy Transfer Partners (Rover Pipeline project)	11.0x
7/10/2016	Southern Company	Kinder Morgan, Inc. (Southern Natural Gas Co. LLC)	10.5x

The second table following the first paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 108 is hereby supplemented by amending and restating such table as follows:

Gas Gathering Precedent Transactions

Date Announced	Buyer	Seller	EV/EBITDA FY+1
11/30/2023	The Williams Companies, Inc.	Tailwater Capital LLC (Cureton Front Range, LLC) and KKR & Co. Inc. (50% interest in Rocky Mountain Midstream Holdings LLC)	7.0x
9/5/2023	Western Midstream Partners, LP	Meritage Midstream Services II, LLC	5.5x
8/16/2023	Energy Transfer LP	Crestwood Equity Partners LP	8.3x
10/17/2022	Summit Midstream Partners, LP	Outrigger Energy II LLC (Outrigger DJ Midstream LLC) and Sterling Investment Holdings LLC (Sterling Energy Investments LLC, Grasslands Energy Marketing LLC and Centennial Water Pipelines LLC)	4.0x
9/12/2022	Antero Midstream Corporation	Crestwood Equity Partners LP (Marcellus gas gathering and compression assets)	7.0x
6/16/2022	Targa Resources Corp.	Lucid Energy Group	7.5x
5/25/2022	EnLink Midstream, LLC	Crestwood Equity Partners LP (North Texas gathering and processing assets)	4.0x
5/25/2022	Crestwood Equity Partners LP	Sendero Midstream Partners, LP & First Reserve (50% interest in Crestwood Permian Basin Holdings LLC)	7.0x
4/11/2022	Delek Logistics Partners, LP	3Bear Energy, LLC (3Bear Delaware Holding – NM, LLC)	6.3x
3/14/2022	The Williams Companies, Inc.	Trace Midstream (Haynesville gathering and processing assets)	6.0x
1/10/2022	Enterprise Products Partners L.P.	Navitas Midstream Partners, LLC	7.5x

The third table following the first paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 109 is hereby supplemented by amending and restating such table as follows:

Water Precedent Transactions

Date Announced	Buyer	Seller	EV/EBITDA FY+1
4/11/2022	Delek Logistics Partners, LP	3Bear Energy, LLC (3Bear Delaware Holding – NM, LLC)	6.3x
9/26/2019	NGL Energy Partners LP	Hillstone Environmental Partners, LLC (water infrastructure assets)	7.0x
5/14/2019	NGL Energy Partners LP	Mesquite Disposals Unlimited, LLC (water infrastructure assets)	7.5x
11/8/2018	Oasis Midstream Partners	Oasis Petroleum Inc. (water infrastructure assets)	6.8x
10/31/2018	WaterBridge Resources LLC	Halcón Resources Corporation (water infrastructure assets)	10.0x
2/7/2018	Tallgrass Energy Partners, LP	Buckhorn SWD Solutions, LLC (water infrastructure assets)	5.0x

The second paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 109 is hereby revised by amending and restating such paragraph as follows:

~~As part of its selected precedent transaction analysis, Barclays calculated and analyzed the ratio of enterprise value to EBITDA for a selected twelve-month period following announcement of the transaction (“EV/EBITDA FY+1”).~~ The results of the selected precedent transactions analysis are summarized below:

The fourth paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 110 is hereby supplemented by amending and restating such paragraph as follows:

Barclays then calculated a consolidated implied equity value range of Equitrans by adding the low ends and high ends of the value ranges of the Transmission, Gathering, and Water segments, the Mountain Valley Pipeline, Other, and Henry Hub Upside described above to arrive at a consolidated asset value. Barclays valued Mountain Valley Pipeline based on 100% of Mountain Valley Pipeline’s 2025 “Adjusted EBITDA,” which is EBITDA adjusted for certain nonrecurring and non-cash items, and then adjusted for Mountain Valley Pipeline’s remaining 2024 capital expenditures; Equitrans’ attributed value then was allocated to Equitrans based on its ownership interest in Mountain Valley Pipeline. Barclays then subtracted from the result Equitrans management’s estimate of consolidated net debt and preferred equity, each as of March 31, 2024, and together totaling approximately $8.3 billion. Barclays then divided the resulting consolidated equity value range by the ~~number of~~ approximately 444.8 million fully diluted shares of Equitrans common stock outstanding, as provided by Equitrans management, to derive a range of implied prices per share of Equitrans common stock of $7.50 to $11.00.

The fifth paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 110 is hereby supplemented by adding the following as a new penultimate sentence:

As part of its selected precedent transaction analysis, Barclays calculated and analyzed the EV/EBITDA FY+1 for each precedent transaction.

The first table following the fifth paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 110 is hereby supplemented by amending and restating such table as follows:

Date Announced	Acquirer	Seller	EV/EBITDA FY+1
2/21/2024	Chord Energy Corporation	Enerplus Corporation	4.5x
2/12/2024	Diamondback Energy, Inc.	Endeavor Energy Resources, L.P.	5.6x
1/11/2024	Chesapeake Energy Corporation	Southwestern Energy Company	4.2x
1/4/2024	APA Corporation	Callon Petroleum Company	3.3x
10/11/2023	Exxon Mobil Corporation	Pioneer Natural Resources Company	6.1x
8/21/2023	Permian Resources Corporation	Earthstone Energy, Inc.	3.1x
5/22/2023	Chevron Corporation	PDC Energy, Inc.	2.8x
5/24/2021	Cabot Oil & Gas Corporation	Cimarex Energy Co.	5.0x
10/20/2020	Pioneer Natural Resources Company	Parsley Energy Inc.	5.8x
10/19/2020	ConocoPhillips	Concho Resources Inc.	5.6x
9/28/2020	Devon Energy Corporation	WPX Energy, Inc.	4.5x
7/20/2020	Chevron Corporation	Noble Energy, Inc.	6.5x

The sixth paragraph after the sub-heading “Selected Precedent Transaction Analysis” on Page 110 is hereby revised by amending and restating such paragraph as follows:

~~As part of its selected precedent transactions analysis, for each of the selected transactions for which public information was available, Barclays calculated and analyzed the EV/EBITDA FY + 1.~~ The results of the selected precedent transactions analysis are summarized below:

The second paragraph after the sub-heading “Discounted Cash Flow Analysis” on Page 111 is hereby supplemented by amending and restating such paragraph as follows:

To calculate the estimated enterprise value range of Equitrans using the discounted cash flow method, Barclays added (i) projected after-tax unlevered free cash flows for 2Q 2024 through calendar year 2028 based on the Equitrans Projections to (ii) the “terminal value” of Equitrans, as of December 31, 2028, and discounted such amount to its present value using a range of selected after-tax discount rates. Specifically, Barclays used an after-tax discount rate range of 9.0% to 11.0%. The after-tax discount rates were based on Barclays’ analysis of the weighted average cost of capital for Equitrans as well as the weighted average cost of capital for the Equitrans selected comparable companies. The after-tax unlevered free cash flows were calculated by taking the earnings before interest, preferred cash dividend, tax expense, depreciation and amortization and adjusting for non-controlling interest, cash taxes, distributions from the Mountain Valley Pipeline, deferred revenue, changes in net working capital, and capital expenditures. The residual value of Equitrans at the end of the forecast period, or “terminal value,” was estimated by selecting a range of terminal value multiples based on EBITDA for the period ending December 31, 2028, of 8.00x to 9.00x, which was derived by Barclays utilizing its professional judgment and experience and by analyzing the results from the selected comparable company analysis and precedent transaction analysis and applying such range to Equitrans’ 2028 Economic Adjusted EBITDA, which was further adjusted to (x) deduct the Mountain Valley Pipeline’s Adjusted EBITDA excluding the proportionate effects of any non-controlling/minority interests and (y) add distributions received from the Mountain Valley Pipeline, as set out in the Equitrans Projections. Barclays then calculated a range of implied prices per share of Equitrans common stock by subtracting an Equitrans management provided estimate of net debt and preferred equity, each as of March 31, 2024, and together totaling approximately $8.3 billion, from the estimated enterprise value using the discounted cash flow method and dividing such amount by the approximately 444.8 million fully diluted ~~number of~~ shares of Equitrans common stock outstanding, as provided by Equitrans management. This analysis implied a range of prices per share of Equitrans common stock of $9.75 to $13.50.

The third paragraph after the sub-heading “Discounted Cash Flow Analysis” on Page 112 is hereby supplemented by amending and restating such paragraph as follows:

To calculate the estimated enterprise value of EQT using the discounted cash flow method, Barclays added (i) projected after-tax unlevered free cash flows for 2Q 2024 through calendar year 2028 based on the EQT Projections to (ii) the “terminal value” of EQT, as of December 31, 2028, and discounted such amount to its present value using a range of selected after-tax discount rates. Specifically, Barclays used an after-tax discount rate range of 8.0% to 9.0%. The after-tax discount rates were based on Barclays’ analysis of the weighted average cost of capital for EQT as well as the weighted average cost of capital for the EQT selected comparable companies. The after-tax unlevered free cash flows were calculated by taking the earnings before interest, tax expense, depreciation and amortization and subtracting cash taxes, other income (expense), capital expenditures and adjusting for changes in working capital. The terminal value was estimated by selecting a range of terminal value multiples based on EBITDA for the period ending December 31, 2028, of 4.00x to 5.00x, which was derived by Barclays utilizing its professional judgment and experience and by analyzing the results from the selected comparable company analysis and precedent transaction analysis and applying such range to EQT’s 2028 estimated EBITDA, as set out in the EQT Projections. Barclays then calculated a range of implied prices per share of EQT common stock by subtracting an EQT management estimate of net debt and preferred equity, each as of March 31, 2024, and together totaling approximately $5.0 billion, from the estimated enterprise value using the discounted cash flow method and dividing such amount by the approximately 446.8 million fully diluted ~~number of~~ shares of EQT common stock, as provided by EQT management. This analysis implied a range of prices per share of EQT common stock of $35.00 to $44.25.

The third sentence of the third paragraph after the sub-heading “Net Asset Valuation Analysis” on Page 112 is hereby supplemented by amending and restating such sentence as follows:

Specifically, Barclays, utilizing its professional judgment and experience, used a discount rate range of 8.0% to 9.0%.

The second sentence of the first paragraph after the sub-heading “Leveraged Acquisition Analysis” on Page 113 is hereby supplemented by amending and restating such sentence as follows:

Based upon its professional judgment and experience and taking into account then-current market conditions, Barclays assumed the following in its analysis: (i) the existing capital structure, as of the date of Barclays’ opinion, (ii) an equity investment that would achieve an internal rate of return of 17.50% to 22.50% on equity invested during a 4.75-year period, and (iii) a projected EBITDA terminal value multiple of 8.00x to 9.00x for such period. Based upon these assumptions, Barclays calculated a range of implied prices per share of Equitrans common stock of $8.00 to $10.50.

The second sentence of the first paragraph after the sub-heading “Equity Research Price Target Analysis” on Page 113 is hereby supplemented by amending and restating such sentence as follows:

The range of price targets for Equitrans common stock was $10.00 to $15.00 per share as of March 8, 2024, with a median price target of $11.50 and a mean price target of $11.87, and the range of price targets for EQT common stock was $28.39 to $55.00 per share as of March 8, 2024, with a median price target of $45.00 and a mean price target of $43.22.

The second paragraph after the sub-heading “General” on Page 113 is hereby supplemented by adding the following as a new last sentence:

In addition, the Equitrans Board has been made aware that EQT is currently contemplating an increase in the size of its existing credit facility and, on July 11, 2024, Equitrans consented to Barclays’ potential participation as a lender in such potential increase (pursuant to which Barclays would expect to receive additional fees from EQT if Barclays participates).

The second sentence of the eleventh paragraph after the sub-heading “Opinion of Citigroup Global Markets Inc., Financial Advisor to Equitrans” on Page 117 is hereby supplemented by amending and restating such sentence as follows:

No company, business or transaction reviewed is identical or directly comparable to Equitrans, EQT or the Merger nor, except as otherwise disclosed, were individual multiples derived from the selected public companies or selected precedent transactions independently determinative of the results of such analyses, and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed or the results of any particular analysis.

The fifth paragraph after the sub-heading “Selected Public Companies Analyses” on Page 119 is hereby supplemented by amending and restating such paragraph as follows:

Citi applied (i) selected ranges of calendar year 2024 and calendar year 2025 estimated EBITDA multiples derived from the Equitrans selected companies of 8.6x to 9.2x (with particular focus on the overall low and median calendar year 2024 estimated EBITDA multiples observed for the Equitrans selected companies) and 8.2x to 9.7x (with particular focus on the overall low calendar year 2025 estimated EBITDA multiple observed for the Equitrans selected companies and the calendar year 2025 estimated adjusted EBITDA multiple observed for Equitrans), respectively, to the calendar year 2024 and calendar year 2025 estimated economic adjusted EBITDA of Equitrans, respectively, and (ii) selected ranges of calendar year 2024 and calendar year 2025 estimated CAFD multiples derived from the Equitrans selected companies of 6.2x to 7.5x (with particular focus on the overall low and median calendar year 2024 estimated CAFD multiples observed for the Equitrans selected companies) and 5.8x to 7.0x (with particular focus on the overall low and median calendar year 2025 estimated CAFD multiples observed for the Equitrans selected companies), respectively, to corresponding data of Equitrans, in each case based on financial forecasts and other information and data relating to Equitrans.

The tenth paragraph after the sub-heading “Selected Public Companies Analyses” on Page 119 is hereby supplemented by amending and restating such paragraph as follows:

Citi applied (i) selected ranges of calendar year 2024 and calendar year 2025 estimated EBITDA multiples derived from the EQT selected companies of 6.5x to 8.1x (with particular focus on the calendar year 2024 estimated EBITDA multiple observed for EQT and the overall high calendar year 2024 estimated EBITDA multiple observed for the EQT selected companies) and 4.3x to 6.1x (with particular focus on the calendar year 2025 estimated EBITDA multiple observed for EQT and the overall high calendar year 2025 estimated EBITDA multiple observed for the EQT selected companies), respectively, to corresponding data of EQT and (ii) selected ranges of calendar year 2024 and calendar year 2025 estimated CFPS multiples derived from the EQT selected companies of 5.7x to 8.2x (with particular focus on the calendar year 2024 estimated CFPS multiple observed for EQT and the overall high calendar year 2024 estimated CFPS multiple observed for the EQT selected companies) and 4.1x to 5.8x (with particular focus on the calendar year 2025 estimated CFPS multiple observed for EQT and the overall high calendar year 2025 estimated CFPS multiple observed for the EQT selected companies), respectively, to corresponding data of EQT, in each case based on financial forecasts and other information and data relating to EQT.

The second sentence of the fourth paragraph after the sub-heading “Equitrans Selected Precedent Transaction Analysis” on Page 121 is hereby supplemented by amending and restating such sentence as follows:

Citi applied a selected range of next 12 months estimated EBITDA multiples derived from the selected G&P transactions of 6.3x to 8.0x (with particular focus on the overall median and high next 12 months estimated EBITDA multiples observed for the selected G&P transactions) to the calendar year 2024 estimated economic adjusted EBITDA attributable to each of Equitrans’ natural gas gathering system and joint venture interest in Eureka.

The second sentence of the seventh paragraph after the sub-heading “Equitrans Selected Precedent Transaction Analysis” beginning on Page 121 is hereby supplemented by amending and restating such sentence as follows:

Citi applied a selected range of next 12 months estimated EBITDA multiples derived from the selected T&S transactions of 9.7x to 11.0x (with particular focus on the overall 25th percentile and 75th percentile next 12 months estimated EBITDA multiples observed for the selected T&S transactions) to the calendar year 2024 estimated economic adjusted EBITDA attributable to each of Equitrans’ transmission and storage system and joint venture interest in MVP.

The second sentence of the tenth paragraph after the sub-heading “Equitrans Selected Precedent Transaction Analysis” on Page 122 is hereby supplemented by amending and restating such sentence as follows:

Citi applied a selected range of next 12 months estimated EBITDA multiples derived from the selected water transactions of 3.2x to 5.0x (with particular focus on the overall 25th percentile and 75th percentile next 12 months estimated EBITDA multiples observed for the selected water transactions) to the calendar year 2024 estimated economic adjusted EBITDA attributable to Equitrans’ water network.

The second sentence of the first paragraph after the sub-heading “EQT Net Asset Value Analysis” on Page 122 is hereby supplemented by amending and restating such sentence as follows:

The present values (as of ~~January 1~~March 31, 2024) of the cash flows were then calculated using a selected range of discount rates of 9.5% to 10.3% derived from a weighted average cost of capital calculation.

The third sentence of the second paragraph after the sub-heading “Discounted Cash Flow Analyses” on Page 123 is hereby supplemented by amending and restating such sentence as follows:

Citi calculated terminal values for Equitrans by applying to Equitrans’ fiscal year 2028 estimated economic adjusted EBITDA a ~~selected~~ range of EBITDA multiples of 8.0x to 9.0x selected based on Citi’s professional judgment.

The fourth sentence of the second paragraph after the sub-heading “Discounted Cash Flow Analyses” on Page 123 is hereby supplemented by amending and restating such sentence as follows:

The present values (as of March 31, 2024) of the cash flows and terminal values were then calculated using a selected range of discount rates of 9.3% to 10.2% derived from a weighted average cost of capital calculation.

The third sentence of the third paragraph after the sub-heading “Discounted Cash Flow Analyses” on Page 123 is hereby supplemented by amending and restating such sentence as follows:

Citi calculated terminal values for EQT by applying to EQT’s fiscal year 2028 estimated EBITDA a ~~selected~~ range of EBITDA multiples of 4.9x to 6.2x selected based on Citi’s professional judgment.

The fourth sentence of the third paragraph after the sub-heading “Discounted Cash Flow Analyses” on Page 123 is hereby supplemented by amending and restating such sentence as follows:

The present values (as of March 31, 2024) of the cash flows and terminal values were then calculated using a selected range of discount rates of 9.5% to 10.3% derived from a weighted average cost of capital calculation.

The third bullet point of the fourth paragraph after the sub-heading “Certain Additional Information” on Page 124 is hereby supplemented by amending and restating such paragraph as follows:

•	the implied premiums paid or proposed to be paid in 15 selected merger and acquisition transactions announced during the ten-year period ended March 8, 2024 involving target companies with operations in the midstream energy industry; applying a selected range of implied premiums of 0.0% to 22.0% (reflecting the 25th and 75th percentile implied premiums derived from such transactions based on the closing share or unit prices of the target companies involved in such transactions one day prior to consummation of the applicable transaction) to the closing price of Equitrans common stock on March 8, 2024 of $11.15 per share indicated an approximate implied equity value reference range for Equitrans of approximately $11.15 to $13.60 per share.

The second sentence of the second paragraph after the sub-heading “Miscellaneous” on Page 124 is hereby supplemented by amending and restating such sentence as follows:

As  the Equitrans Board also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to EQT and/or certain of its affiliates, for which services Citi and its affiliates received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) co-syndication agent, co-documentation agent, joint lead arranger and/or bookrunner for, and as a lender under, certain credit facilities of EQT, including in connection with an existing credit facility of EQT, the principal amount of which is currently contemplated by EQT to be increased for which allocated commitments have not yet been determined but pursuant to which Citi would expect to receive additional fees from EQT if Citi were to participate as a lender (and with respect to which Citi’s potential participation has been consented to by Equitrans and the Equitrans Board), and (ii) joint book-running manager for certain debt securities offerings of EQT, for which services described in the foregoing clauses (i) and (ii) Citi and its affiliates received aggregate fees during such period of approximately $2 million.

The second paragraph after the sub-heading “Miscellaneous” on Page 124 hereby supplemented by adding the following as a new fourth sentence:

As of March 8, 2024, Citi and its affiliates held approximately 538,872 shares of Equitrans common stock (with an implied aggregate value of approximately $6 million based on the closing price of Equitrans common stock on March 8, 2024 of $11.15 per share) and approximately 767,060 shares of EQT common stock (with an implied aggregate value of approximately $28.8 million based on the closing price of EQT common stock on March 8, 2024 of $37.52 per share).

The first paragraph after the heading “Board of Directors and Management of EQT Following Completion of the Merger” on Page 131 is hereby supplemented by adding the following as a new final sentence

Other officers of Equitrans may continue employment with EQT following the Closing, but terms of their continued employment were not discussed prior to the date of the Merger Agreement.

OTHER SUPPLEMENTAL DISCLOSURES TO THE PROXY STATEMENT/PROSPECTUS

The additional disclosures set forth below supplement and modify the disclosures contained in the Proxy Statement/Prospectus, including the sections titled “Questions and Answers” and “EQT Special Meeting — Abstentions and Broker Non-Votes,” and should be read in conjunction with the disclosures contained in the Proxy Statement/Prospectus, which should be read in its entirety. To the extent that information set forth in the supplemental disclosures below differs from information contained in the Proxy Statement/Prospectus, the information set forth in the supplemental disclosures below shall supersede the information contained in the Proxy Statement/Prospectus.

The New York Stock Exchange (“NYSE”) has informed EQT that it deems the Articles Amendment Proposal and the EQT Adjournment Proposal to be “routine matters.” In accordance with NYSE Rule 452, banks, brokers and other nominees who hold shares of common stock in “street name” for their customers have discretionary authority to vote such shares on “routine matters” but do not have such discretionary authority to vote the shares on “non-routine matters.” Accordingly, if a beneficial owner of shares of EQT common stock held by a bank, broker or other nominee on its behalf in “street name” does not instruct the bank, broker or other nominee how to vote on the Articles Amendment Proposal, the bank, broker or other nominee may nonetheless vote on the Articles Amendment Proposal if it chooses to exercise such discretionary authority. Likewise, if a beneficial owner of shares of EQT common stock held by a bank, broker or other nominee on its behalf in “street name” does not instruct the bank, broker or other nominee how to vote on the EQT Adjournment Proposal, the bank, broker or other nominee may nonetheless vote on the EQT Adjournment Proposal if it chooses to exercise such discretionary authority. However, in the absence of customer instructions, banks, brokers and other nominees may deliver “broker non-votes” in connection with, and shares held in “street name” will not be voted on, the Share Issuance Proposal.

— END OF SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS —

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projected,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “will,” “would” and other similar words or expressions. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Forward-looking statements are not statements of historical fact and reflect EQT’s and Equitrans’ current views about future events. These forward-looking statements include, but are not limited to, statements regarding the Merger and the timing thereof and the pro forma combined company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, expected accretion to earnings and free cash flow and anticipated dividends. Information adjusted for the Merger should not be considered a forecast of future results. Although EQT believes the forward-looking statements are reasonable, statements made regarding future results are not guarantees of future performance and are subject to numerous assumptions, uncertainties and risks that are difficult to predict. Actual outcomes and results may be materially different from the results stated or implied in such forward-looking statements included in this Report.

Actual outcomes and results may differ materially from those included in the forward-looking statements in this Report due to a number of factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that shareholders of EQT may not approve the issuance of EQT common stock or the amendment to EQT’s charter in connection with the Merger; the possibility that the shareholders of Equitrans may not adopt the Merger Agreement; the risk that required governmental and regulatory approvals may delay the Merger or result in the imposition of conditions that could cause the parties to abandon the Merger; the risk that the parties may not be able to satisfy the conditions to the Merger in a timely manner or at all; risks related to disruption of management’s time from ongoing business operations due to the Merger; the risk that any announcements relating to the Merger could have adverse effects on the market price of EQT common stock or Equitrans common stock; the risk of any unexpected costs or expenses resulting from the Merger; the risk of any litigation relating to the Merger; the risk that the Merger and its announcement could have an adverse effect on the ability of EQT and Equitrans to retain and hire key personnel, on the ability of EQT or Equitrans to attract third-party customers and maintain their relationships with derivatives and joint venture counterparties and on EQT’s and Equitrans’ operating results and businesses generally; the risk that problems may arise in successfully integrating the businesses of EQT and Equitrans, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or other anticipated benefits of the Merger or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected; the volatility in commodity prices for crude oil and natural gas; Equitrans’ ability to satisfy the condition in the Merger Agreement relating to the Federal Energy Regulatory Commission authorization regarding in service of the Mountain Valley Pipeline project as of the closing date of the Merger; the effect of future regulatory or legislative actions on EQT and Equitrans or the industry in which they operate, including the risk of new restrictions with respect to oil and natural gas development activities; the risk that the credit ratings of the combined business may be different from what EQT and Equitrans expect; the ability of management to execute its plans to meet its goals and other risks inherent in EQT’s and Equitrans’ businesses; public health crises, such as pandemics and epidemics, and any related government policies and actions; the potential disruption or interruption of EQT’s or Equitrans’ operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond EQT’s or Equitrans’ control; the combined company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and other factors detailed in EQT’s and Equitrans’ Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All such factors are difficult to predict and are beyond EQT’s and Equitrans’ control. Additional risks or uncertainties that are not currently known to EQT or Equitrans, that EQT or Equitrans currently deem to be immaterial, or that could apply to any company could also cause actual outcomes and results to differ materially from those included in the forward-looking statements in this Report. EQT and Equitrans undertake no obligation to publicly correct or update the forward-looking statements in this Report, in other documents or on their respective websites to reflect new information, future events or otherwise, except as required by applicable law. All such statements are expressly qualified by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Important Information for Investors and Shareholders; Additional Information and Where to Find It

In connection with the Merger, EQT filed with the SEC the Registration Statement, which includes a joint proxy statement of EQT and Equitrans and that also constitutes a prospectus of EQT. The Registration Statement was declared effective by the SEC on June 4, 2024, and EQT and Equitrans commenced mailing the Proxy Statement/Prospectus to their respective shareholders on or about June 5, 2024. EQT and Equitrans also intend to file other documents regarding the Merger with the SEC. This document is not a substitute for the Proxy Statement/Prospectus or the Registration Statement or any other document that EQT or Equitrans may file with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT EQT, EQUITRANS, THE MERGER, THE RISKS THERETO AND RELATED MATTERS. Investors will be able to obtain free copies of the Registration Statement, the Proxy Statement/Prospectus and other relevant documents filed or that will be filed with the SEC by EQT or Equitrans through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EQT may be obtained free of charge on EQT’s website at www.ir.eqt.com/investor-relations. Copies of the documents filed with the SEC by Equitrans may be obtained free of charge on Equitrans’ website at www.ir.equitransmidstream.com.

No Offer or Solicitation

This Report relates to the Merger. This Report is for informational purposes only and shall not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Merger or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: July 11, 2024	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer